<epam>

Exhibit 99.2

Q2 2025

EPAM Reports Results

Q2 REVENUES

$1.353B

18.0% ↑ YoY *(reported)*

5.3% ↑ Organic YoY *(constant currency)*

OUTLOOK Q3 2025

Revenues in the range of

$1.365B-$1.380B

17.6% ↑ YoY *(midpoint of the range)*

OUTLOOK FY 2025

Revenue Growth in the range of

13%-15% ↑ YoY

REVENUES BY INDUSTRY VERTICAL

Financial Services

$328M **34.4%** ↑ YoY

Consumer Goods, Retail & Travel

$268M **6.2%** ↑ YoY

Software & Hi-Tech

$205M **21.2%** ↑ YoY

Business Information & Media

$170M **2.8%** ↑ YoY

Life Sciences & Healthcare

$156M **11.7%** ↑ YoY

Emerging

$226M **28.7%** ↑ YoY

REVENUES BY GEOGRAPHY

Americas

$801M

15.9% ↑ YoY

EMEA

$525M

21.7% ↑ YoY

APAC

$27M

13.0% ↑ YoY

DILUTED EARNINGS PER SHARE

$1.56 GAAP EPS

-8.2% ↓ YoY

$2.77 NON-GAAP EPS

13.1% ↑ YoY

EMPLOYEES & LOCATIONS

62,050+ Total EPAMers

55,800+ Designers, Engineers & Consultants

55+ Countries & Regions

Refer to EPAM's 2nd Quarter 2025 Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.